GIGA (Global Impact Gymnastics Alliance)

Women's gymnastics, the most watched Olympic sport, has no pro system. GIGA introduces an innovative solution to unlock the sport's true potential, combining a women's pro league and multimedia platform to enable athletes on the field of play, captivate fans, and propel gymnastics into a new era.


GIGA | Global Impact
Gymnastics Alliance

Invest

$99.54 minimum investment

DEADLINE: August 23, 2024

in 3 months

UNIT PRICE

$0.79

TOTAL RAISED

$0

VALUATION

$7,900,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

GIGA's origin story stems from a collective passion to address the glaring gap in women's gymnastics: female athletes have no professional field of play revenue opportunities.

Despite worldwide popularity and its rank as the #1 Olympic sport among US TV audiences and global female fans, women's gymnastics has no organized professional system beyond amateur levels, either in the US or elsewhere. Consequently, without any pro leagues or prize money circuits offering attendant on-field earnings, gymnasts must seek revenue outside the sport.

Lack of a structured, professional gymnastics pathway not only hinders earning potential and career longevity, but it also sets up a range of challenges for female athletes.

Formidable financial burdens – such as costly training, coaching fees, and travel expenses – are compounded by the sport's inconsistent media coverage, which limits audience reach, promotional exposure, and associated avenues for NIL monetization. The combination of these economic pressures result in forced, premature retirement for most female gymnasts at top of their game.

This is in stark contrast to opportunities for women competing in other top NCAA and Olympic sports, such as soccer, basketball, volleyball, tennis, and golf; the robust infrastructure and diverse field of play options offered to these female athletes, both domestically and internationally, highlights a sharp disparity and dearth of prospects for women competing at the highest levels in gymnastics.

GIGA is dedicated to building a future where the sport's top athletes can monetize their talent on the field of play, with self-determined agency and equal opportunities to sustain or extend competitive careers.

This mission extends beyond mere competition; it's about **empowering gymnasts to thrive, serving fans, and elevating the sport.** In addition to enabling female gymnasts, this includes providing fans with unparalleled access to events, athlete stories, behind the scenes, as well as developing new data-tech, multimedia content, and immersive experiences to inspire the next generation of young athletes, break barriers, and ultimately reshape the landscape of women's gymnastics.


GIGA's mission: build a NEW ERA for women's gymnastics
LIVE EVENTS & entertainment
Must-see athlete STORYTELLING
GIGA
presents
THE BECKY DOWNIE STORY
Data-tech INNOVATION
Becky Downie
FAN 1st content & experiences
GIGA
INTRODUCING GIGA
Global Impact Gymnastics Alliance

Disclaimer: Some images are conceptual renderings of products still in development, and serve illustrative purposes.

SUCCESS TO DATE

- **$75K SAFE investments** committed and **$75K secured**
- Secured 2 funding **grants totaling $130K** [$80K and $40K] **plus $10K** legal pro bono grant
- **~$100K sponsorship deals committed** – mix of revenue and op ex cost reduction deals; numerous deals in sales pipeline for sponsor, media, content, and data-tech partnerships
- **Top world Olympic gymnasts committed** [9 signed], +15 in discussions
- **Positive early engagement with top NCAA, US, and international Olympic contending gymnasts** – such as ***Simone Biles, Gabby Douglas, Shilese Jones, and Trinity Thomas***
- Recruited and secured advisory board members featuring **prominent business leaders** plus top US, world, and collegiate athletes, coaches, judges, and influencers
- Confirmed initial 2024 event venue, date, market confirmed – **to follow Paris Olympic games** [contract pending]
- Created new **"pro-level" code of points and professional event competition rules** informed by US, NCAA, and internationally rated FIG judges, US, World, and **Olympic medal winning gymnasts**, as well as prominent US and NCAA women's gymnastics coaches; secured USAG approval for new code of points and implemented content licensing deal
- Developed and finalized v1 launch **website design** and soft launch, with initial email capture and lead generation
- **Produced** brand positioning, logo toolkits, messaging architecture, as well as key tenets for governance rules
- Created social media platform channels, **soft launched promotional marketing** in late 2023; generated initial followings and early engagement
- Established key agency **relationships** and recruited initial implementation **team**
- **Formed partnership** with new data-tech venture; initiated early pilot testing for pioneering movement data capture and AR/ VR visual renderings; v2 piloting and optimization underway
- Completed first **2-part athlete documentary film** – *The Becky Downie Story*

MARKET

Untapped global spending, surging women's sports market


The total global pro sports market value tops $500B
2022 men's and women's global sports revenue
$500 Billion
Media rights
+
Sponsorship
+
Merchandise
+
Gate
Men: $499.53B
99.9%
Women: $0.47B
0.1%
Source: Deloitte


We are seeing a surging women's sports market
2018
2020
2022
2024
NWSL team and league valuations
$796M Est. league
$480M Est. league
$180M Angel City
$100M Angel City
$90M San Diego
$75M Kansas City
$66M Avg. team
$50M Est. league
$40M Avg. team
$47M Louisville
$5M Kansas City
~$1.5M Louisville
$2M San Diego
$5M Avg. team
teams: 8
10
12
14
Source: Sportico

Huge US and global popularity for women's gymnastics


Women's gymnastics is the most popular women's sport among Americans
US adults – top women's sports watched or followed [2023]
Women's gymnastics 24%
Women's figure skating 20%
FIFA Women's World Cup 20%
WTA 13%
WNBA 12%
Women's NCAA 11%
NWSL 10%
Source: Statista


During Tokyo, NBC aired more primetime hours of Women's Gymnastics than any other men's or women's Olympic sport
NBC primetime coverage, Tokyo 2020 Olympics [in hours]


Women's gymnastics 6:19
Men's swimming 5:40
Women's Athletics 5:22
Men's Athletics 5:07
Women's Swimming 5:01
Women's Beach Volleyball 4:19
Men's Diving 2:01
Men's Basketball 1:55
Women's Basketball 1:50
Men's gymnastics 1:44
Source: Five Ring TV


Global female fans rank gymnastics their #1 Olympic sport
Global Olympic fans – top 3 sports watched or followed [2021]
40%
0%
40%
Most popular with women
Popular w/ both men and women
Most popular with men
Gymnastics
Rhythmic
Diving
Women
Swimming
Athletics
Both
Tennis
Soccer
Basketball
Men
Q: Which summer Olympic sports do you watch or follow? [i.e., actively read about, watch live broadcast, view highlights, attend event]
Source: YouGov

Why gymnastics and why now?


Untapped market
Huge spending just starting to flow to women's sports
1st mover advantage
No existing pro league; many ROI and growth opportunities


Global popularity
#1 Olympic sport for global female fans, US TV audiences
Record NCAA audiences
Historic TV viewers, meet spectators; women +13X revenue vs. men
NIL begets new expansion
Female gymnasts 4X average athlete, 2X football deals; LSU's Livvy Dunne the #1 NIL female and #2 overall
The time is now
Surging women's sport growth investments, media, valuations
Pent up demand
Highly engaged, brand loyal fans with hefty purchase power
GIGA

Audiences with unsatisfied needs and pent-up gymnastics demand

Unsatisfied DEMAND – what do audiences seek?

- Competition coverage, access to results, scores, more event action
- Backstage access, behind the scenes, gymnast profiles outside competition
- Data driven analytics, insights, strategic breakdowns – scoring, judging, routine composition, execution technique, etc.
- Athlete storytelling, expanded narratives for top and emerging athletes
- Educational resources, and best practice expertise to improve athletic performance or self development

Source: FIG

The audience – global consumers with considerable purchase power


Estimated global market size
Target market: 1.10B
Gymnastics fans[1]
Serviceable market: 1.96B
Summer Olympic fans
Total addressable market: 3.12B
General sports fans[2]
Target audience profile
Gender[3]
55%
Men Women
Age
32% 35% 20%
18-24 25-34 35-44
Global female fans[2] and US TV audiences[4] rank gymnastics their #1 Olympic sport
Female fans wield significant purchase power
Control 85% consumer spend, including 80% sports apparel
Purchase 60% NCAA gymnastics event tickets[5]
Women's sport fans highly engaged w/ athletes + brands
1.5X more likely to buy sponsor products[6]
After Simone Biles deal, spent $166 each with Athleta[7]
Sources: 1) Ipsos, 2) YouGov, 3) FIG, 4) Axios 5) Learfield, 6) Wasserman, 7) SiL

Primary target audience

Family fans

- Age 30s-40s; young kids, active in sports, outdoors, community
- Seek family friendly entertainment [sports] to share/ bond with kids
- Casual Olympic viewers; as aware, pulled in by gymnastics
- Want inspirational athletes, role models to encourage/ involve kids

Younger fans

- Digital natives; engaged online and watch across many channels – OTT, gaming, social; prefer short form clips
- Liberal Millennial, Gen Z; skew urban; educated and socially progressive
- Seek, loyal to brands aligned w/ values
- Inspired by female athletes to take social action or engage with brands

Avid gymnastics fans

- Deeply invested in gymnasts and sport
- Skew female; tech savvy, engaged on digital and social; big buying power
- Frustrated by paywalls and TV tiers; seek more content, coverage, insights
- Engaged with athlete stories, behind the scenes, and lifestyle content; will pay for subscription content

Secondary targets

Fitness fans, casual athletes

- Sports enthusiasts; fitness integrated into active lifestyle
- Health conscious, pay attention to diet and nutrition
- Frequent sports clubs, yoga studios; run, play on ball courts, sports fields
- Engaged in community or communal activities

Concert goers, art lovers

- Pursue cultural arts – attend concerts, exhibitions, performances, films, etc.
- Patrons of music venues, art museums, concert halls, libraries, etc.
- Support the arts and cultural literacy; seek out and explore new cultural experiences
- Engaged in activism and social justice

College & grad students, night life lovers

- Active lifestyle, socially outgoing; attend parties, clubs, happy hours; enjoy night life
- Engaged in sports culture; attend games, follow pro teams; play in rec leagues
- Attend on/ off campus events; enjoy music, entertainment, new culinary experiences
- Network, build new connections and relationships at events and gatherings

PROBLEM


No PROFESSIONAL gymnastics system exists beyond amateur levels
ATHLETES… no field of play revenue
Gymnasts must seek earnings outside sport; limited monetization and expensive training result in forced, premature retirement
FANS… unsatisfied demand
A vicious cycle – media coverage shrinks as big stars pushed out; ensuing paywalls, remote tiers frustrate fans and create pent up demand
The SPORT… hindered growth
Erratic media limits audience reach and disrupts feeder systems; sponsor partners pushed elsewhere to reach consumers

SOLUTION

Create new pro system and establish new era for women's gymnastics


Our VISION
Build a new era for women's gymnastics
Enable female athletes on field of play
Serve unmet needs of passionate fans
Reach new audiences, grow the sport
GIGA

GIGA value prop – product offering and features


Live EVENTS and entertainment
Family friendly, mass appeal; global streaming, remote fan experiences
Team drafts, combines, post season playoff championships
Must-see athlete STORYTELLING
GIGA presents THE BECKY DOWNIE STORY
Voice of the athlete lifestyle narratives; 1st look exclusives, behind the scenes
2nd screen content, AR/ VR, mixed reality content; free, premium access
FAN first content and experiences
Esports, gaming, fantasy teams, MR views; 24/7 social access
NIL marketplace; custom merch, educational, personalized content
INTRODUCING GIGA
Data-tech enabled INNOVATION
Movement data capture and visuals; real time stats, metrics, graphic overlays*
Expert insights – judging, execution, technique – and custom analytics
*Disclaimer: some images conceptual for illustrative purposes

GIGA's solution to the problem space – benefits offered to key constituents


New professional league, teams, and competitive events
ATHLETES
Unprecedented prize purse, start money
Paid engagements [chalk talks, meet-greets]
NIL, access to new brand relationships
Promotion and visibility on global stage
Voice of the athlete stories; extended career
FANS
Live event experiences, athlete interactions
VIP experiences, behind the scenes access
Live event global streaming
Expert insights, new custom stats, analytics
AR/ VR, esports, gaming, custom merch
Brand awareness amid family friendly entertainment
Product messages delivered to high value consumers
Reputation tied to enabling female athletes
Access to influential female role models
PARTNERS
Extended athlete careers, pull in new fans
Data tech innovation fueling growth
Transformation via sustainability, inclusion
Young athletes see bigger future, stay in sport; feeder systems expand
The SPORT

BUSINESS MODEL

How do we monetize?


1. Live events and entertainment



- Sponsorships, partnerships
- Tickets, hospitality, entertaining
- Merchandise, fan interactions, VIP experiences
- Event TV/ streaming distribution, ad sales – US, overseas

2. Premium content and athlete **storytelling**

- Free ad supported long and short form content
- Must see, premium and PPV programming
- Exclusive behind the scenes, day in the life
- 2nd screen and AR/ VR/ MR overlays


GIGA
presents
THE BECKY DOWNIE STORY

3. Fan **first** experiences and multimedia offerings


INTRODUCING GIGA

- Esports, gaming, fantasy teams; merchandising
- NIL marketplace – custom merch, personalized videos/ coaching, digital autographs, and more
- Training tools, educational resources/ programs
- Drafts, combines, pre-season training events

4. Data-tech **innovation** and enablement

- Remote fan app, fan insider/ loyalty program
- Mixed reality access and experiences
- Movement data and real time stats, with gymnast POV and PPV alt feeds and camera angle access*
- Analytics, custom insights, live scoring, results



*Disclaimer: some images conceptual for illustrative purposes

TESTIMONIALS

"Before NIL there was little to no money to be made in gymnastics, and after college there is nowhere to look to continue to grow in the sport... I cannot wait to see another avenue...."

– ***KATELYN OHASHI*** *(USA), 3X NCAA National Champion*





"I am beyond excited to hear about a new pro league for gymnastics. I hope this means we will see more amazing gymnasts competing in the sport that they love for much longer periods of time...."

– ***TRINITY THOMAS*** *(USA), NCAA record, 28X perfect 10s*

"...I think the GIGA Pro League is a great opportunity for all female gymnasts to show people how beautiful our sport is, and to get everybody internationally involved.

– ***EYTHORA THORSDOTTIR*** *(Netherlands), 2X Olympian*





"...I think the (GIGA) Pro League is brilliant. Many athletes are devastated when forced to leave the sport.... An ability to continue that journey will be incredible, and a dream come true for so many in gymnastics."

– ***DERRIAN GOBOURNE*** *(USA), NCAA National Champion*

TEAM

The Cofounding team – veterans of gymnastics, media, and global sports



Aimee Boorman – Chief of Athletes and Events

Globally respected head coach, widely recognized for 10+ years training iconic gymnast and all-time great Simone Biles

Served as Head Coach for USA World and Olympic gold medal teams, as well Dutch national team coach at Tokyo 2020 Games and 2021 European and World Championships; FIG Brevet internationally rated judge

Notably, received multiple USAG coach of the year honors, and prestigious 2016 USOPC coach of the year award



Maura Fox – CEO

Entrepreneur and executive leader; 20+ years in sports, media, and tech

Proven track record delivering product solutions and driving transformative tech innovation to maximize market value

Successfully launched numerous TV, sports, OTT, and data platforms, with notable market introductions including men's senior pro tennis and pro cycling circuits, regional MSG Varsity and national FOX Sports TV nets, start up 605 data, and industry-leading product launches of VOD, SVOD, DVR, MR-DVR; additionally, led the first ever technical trial of IPTV



LaPrise Williams – Chief of Sports Strategy and Engagement

Women's sports trailblazer and subject matter expert in women's gymnastics, with 15+ years leadership experience on both the US and world stages

Experience includes key positions with Pan American, FIG, and IOC governance teams, and roles such as NCAA Women's Head Coach, USA and World Team coach; FIG Brevet internationally rated judge

Notably, spearheaded launch of 2016 international gymnastics federation

Consulting partners and team of subject matter experts



Townsend Belisle, Brand Strategy and Design

See T on Linkedin



Dan Gillman, Investment Strategy and Operations

See Dan on Linkedin



Scott Bregman, Digital and Social Media

See Scott on Linkedin



Bruce Cook, Global Audience Strategy

See Bruce on Linkedin



Steve Cook, Strategic Gymnastics Relationships

See Steve on Linkedin



Beth Cronin, Finance and Operations

See Beth on Linkedin



Laurie DeFrancesco, Judges and Competition Rules

See Laurie on Linkedin



Deanna Hong, Documentary Film Making and Production

See Deanna on Linkedin



Heidi Hovland, Media Relations and Communication Strategy

See Heidi on Linkedin



Tim McGhee, Partnership Sales and Development

See Tim on Linkedin



Jen Smith, Client Relationships Management and Growth

See Jen on GIGA



Ben Wiles, Legal Counsel, Corporate Matters

See Ben on Linkedin

The Advisory Board member team – veterans of gymnastics, media, and global sports

Gymnastics experts



Laurie DeFrancesco

Pro rules chair, 25+ year head coach, gym owner; NCAA, NAWJG judging official; co-founder, CT Hall of Fame



KJ Kindler

OU Women's Gymnastics Head Coach, 6x NCAA Champions, chair of NCAA rules committee



Chellsie Memmel

USAG high-performance leader; Olympic silver medalist, World Champion, and internationally rated BREVET judging official



Jessica O'Beirne

Creator/ producer, Gymcastic; writer, social influencer, multimedia journalist; on air talent and expert analyst

Business leaders



Lauren LoFrisco

Promotional marketing and sales expert in brand, entertainment, and media; prominent leadership roles at HBO, TWC, Road Runner



Nicole Perrelle
Trusted advisor for digital execution, innovation strategy, process optimization; management roles include Gartner, Deloitte, AWS



Trish Scanlon
Branded entertainment and creative services executive for cable, TV, and lifestyle brands including HGTV, Travel, In Demand, Food



Jen Smith
Strategic advisor – start up ventures, investor relations, customer experience optimization, growth, and stakeholder value

INVESTOR INVITATION:

Why women's gymnastics and why now?

Untapped Market Potential:

The global sports market is valued at over $500 billion; majority of revenue [+99%] flows to men's sports, offering significant spending to tap into, with considerable growth potential and revenue opportunity.

Rising Women's Sports Investment:

Women's sports are experiencing a surge in investment and attention, with huge spending beginning to flow into the sector. We believe GIGA is poised to capitalize on this trend by offering a professional platform for women's gymnastics, providing new opportunities for athletes and sponsors alike.

Global Popularity of Gymnastics:

Gymnastics ranks as the number one Olympic sport for female fans globally and commands substantial viewership on US television. GIGA's league will capitalize on this popularity, offering fans an exciting new avenue to engage with the sport and its athletes.

Record NCAA Audiences:

Women's gymnastics boasts record audiences in NCAA competitions, demonstrating the sport's broad appeal and market potential. GIGA's league will build upon this existing fan base, offering fans more opportunities to support and engage with their favorite athletes beyond the collegiate level.

Women Athletes as Stars:

Female gymnasts have proven to be powerful revenue generators, with significantly higher revenue potential compared to their male counterparts. GIGA's league will provide female athletes with the platform and opportunities they deserve, further enhancing their star power and marketability.

New NIL Spending:

The recent changes in Name, Image, and Likeness (NIL) regulations present new opportunities for athletes to monetize their talents. GIGA's league will leverage these changes to empower female gymnasts and unlock new avenues for revenue generation –particularly in light of huge valuations for female NCAA gymnasts

Surging Women's Sports Growth:

Women's sports, including leagues like NWSL, WNBA, women's pro hockey and volleyball, are experiencing unprecedented growth in investments, media coverage, and valuations. GIGA's league will ride this wave of momentum, offering investors a unique opportunity to be part of a burgeoning industry.

USE OF PROCEEDS

If the offering's maximum amount of $574,222 is raised:

Use	Value	% of Proceeds
Event Execution / Athletes / Implementation teams	$373,244	65.0%
Marketing /platform / storytelling content	$143,555	25.0%
Freelancers and Materials	$29,286	5.1%
Intermediary fees	$28,137	4.9%

TERMS

This is an offering of Class C Common Shares, under registration exemption 4(a)(6), in U.S. Pro Gymnastics Invitational, LLC d/b/a GIGA (Global Impact Gymnastics Alliance), doing business as GIGA (Global Impact Gymnastics Alliance). This offering must raise at least $10,000 by August 23, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. GIGA (Global Impact Gymnastics Alliance) may issue additional securities to raise up to $574,222, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,726,863 units
× $0.79 per unit

$8,474,222 implied valuation

FINANCIALS

GIGA (Global Impact Gymnastics Alliance)'s official name is U.S. Pro Gymnastics Invitational, LLC d/b/a GIGA (Global Impact Gymnastics Alliance), so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

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UPDATES

May 17, 2024 • Primary offering of 726,863 units at $0.79

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